UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 25, 2014 (September 19, 2014)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EV Energy Partners, L.P. (the “Partnership”) entered into a Sixth Amendment to Second Amended and Restated Credit Agreement effective on September 19, 2014.  The Sixth Amendment waives certain provisions of the credit facility to permit the Partnership to sell its interest in Cardinal Gas Services, L.L.C.

A copy of this Sixth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated into this item by reference.

Item 7.01 Regulation FD Disclosure.

On September 23, 2014, the Partnership issued a press release announcing its Agreement to Divest Its Interest in Cardinal Gas Services.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

(d)	Exhibits.

10.1	Sixth Amendment dated September 19, 2014 to Second Amended and Restated Credit Agreement

99.1	Press Release dated September 23, 2014, regarding EV Energy Partners Agreement to Divest Its Interest in Cardinal Gas Services

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: September 25, 2014	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment dated September 19, 2014 to Second Amended and Restated Credit Agreement
99.1	Press Release dated September 23, 2014, regarding EV Energy Partners Agreement to Divest Its Interest in Cardinal Gas Services